UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____________)

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[ ]	Definitive additional materials
[ ]	Soliciting material under Rule 14a-12

Action Performance Companies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACTION PERFORMANCE COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 5, 2004

     The Annual Meeting of Shareholders of Action Performance Companies, Inc., an Arizona corporation, will be held at 9:00 a.m., local time, on Friday, March 5, 2004, at the Sheraton Phoenix Airport Hotel, 1600 South 52nd Street, Tempe, Arizona for the following purposes:

     1.     To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

     2.     To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for our company for the fiscal year ending September 30, 2004.

     3.     To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     These matters of business are more fully described in the proxy statement accompanying this notice.

     Only shareholders of record at the close of business on January 16, 2004 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you previously have returned a proxy.

Sincerely,

Tempe, Arizona	R. David Martin
January 20, 2004	Secretary

VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND OFFICERS
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

ACTION PERFORMANCE COMPANIES, INC.
1480 South Hohokam Drive
Tempe, Arizona 85281

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

     The enclosed proxy is solicited on behalf of Action Performance Companies, Inc., an Arizona corporation, by our Board of Directors for use at our Annual Meeting of Shareholders to be held at 9:00 a.m. on Friday, March 5, 2004, or at any adjournment of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of Annual Meeting of Shareholders. The meeting will be held at the Sheraton Phoenix Airport Hotel, 1600 South 52nd Street, Tempe, Arizona.

     These proxy solicitation materials are being first mailed on or about January 26, 2004 to all shareholders entitled to vote at the meeting.

Voting Securities and Voting Rights

     Shareholders of record at the close of business on January 16, 2004 are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 18,294,844 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors; and the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for our company for the fiscal year ending September 30, 2004.

     Arizona law requires cumulative voting in elections for directors, which means that each shareholder may cast that number of votes that is equal to the number of shares held of record, multiplied by the number of directors to be elected. Each shareholder may cast the whole number of votes for one candidate or distribute those votes among two or more candidates. The enclosed proxy does not seek discretionary authority to cumulate votes in the election of directors.

     Election inspectors appointed for the meeting will tabulate votes cast by proxy or in person at the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” the election of nominees set forth in this proxy statement; and “for” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending September 30, 2004.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by

•	delivering to us written notice of revocation,

•	delivering to us a duly executed proxy bearing a later date, or

•	attending the meeting and voting in person.

Solicitation

     We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Some of our directors or officers may solicit proxies, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

     Our 2003 Annual Report to Shareholders, which was mailed to shareholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee of the Board of Directors,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     We will provide, without charge, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2003 as filed with the Securities and Exchange Commission to each shareholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. All directors are elected at each annual meeting of our shareholders. Each director holds office until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

     A board of nine directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company standing for reelection. In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current board of directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.

     The following table sets forth certain information regarding our directors.

Name	Age	Position Held

Fred W. Wagenhals	62	Chairman of the Board, President, and Chief Executive Officer
R. David Martin	57	Chief Financial Officer, Secretary, Treasurer, and Director
Melodee L. Volosin	39	Executive Vice President – Sales and Director
John S. Bickford, Sr.	57	Executive Vice President – Strategic Alliances and Director
Herbert M. Baum	67	Director
Edward J. Bauman	79	Director
Roy A. Herberger, Jr.	61	Director
Robert L. Matthews	66	Director
Lowell L. Robertson	72	Director

     Fred W. Wagenhals, the founder of our company, has served as our Chairman of the Board, President, and Chief Executive Officer for more than five years.

     R. David Martin has served as our Chief Financial Officer since August 2000, as Secretary and Treasurer since March 2001, and as a director since December 2000. Mr. Martin joined Deloitte & Touche in June 1968 and served as a partner of that firm from August 1978 until May 2000.

     Melodee L. Volosin has served as our Executive Vice President – Sales since December 1999 and as a director since January 1997. Ms. Volosin served as our Vice President – Wholesale Division from September 1997 until December 1999.

     John S. Bickford, Sr. has served as our Executive Vice President – Strategic Alliances since July 1997 and as a director of our company since January 1997. Since 1976, Mr. Bickford has served as President of MPD Racing Products, Inc., which manufactures racecar parts for distribution through speed shops and high-performance engine shops. Mr. Bickford currently serves as a director of Equipoise Balancing, Inc., a privately held company.

     Herbert M. Baum has served as a director of our company since March 2001 and previously served as a director of our company from February 2000 until September 2000. Mr. Baum has served as Chairman, President, and Chief Executive Officer of The Dial Corporation, a consumer goods company marketing a diversified line of consumer products under various major brand names, since August 2000. Mr. Baum served as President and Chief Operating Officer of Hasbro Inc., a multi-billion dollar designer and manufacturer of toys, games, and interactive software, from January 1999 until August 2000. From June 1993 until December 1998, Mr. Baum was Chairman and Chief Executive Officer of Quaker State Corporation. Mr. Baum serves on the boards of directors of America West Holdings Corporation, Meredith Corporation, and Pepsi Americas, Inc., all public companies.

     Edward J. Bauman has served as a director of our company since February 1998. Mr. Bauman has served as Chairman of the Board of Anderson Bauman Tourtellot Vos & Co., a turnaround management consulting firm, since September 1989. Mr. Bauman also serves as a director of Elk River Development Corp., and ABTV, which are both privately held companies.

     Roy A. Herberger, Jr. has served as a director of our company since November 2002. Dr. Herberger has served as the President of Thunderbird, the American Graduate School of International Management, for more than five years. Dr. Herberger serves on the board of directors of Pinnacle West Capital Corporation, a public company, and Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary of Metris Companies Inc., a public company.

     Lowell L. Robertson has served as a director of our company since March 2001. Mr. Robertson is a retired partner with Deloitte & Touche and a Certified Public Accountant with over 37 years of accounting and audit experience. Mr. Robertson was Senior Vice President and Controller for The Dial Corporation from July 1996 through December 1997.

     Robert L. Matthews has served as a director of our company since April 2001. Mr. Matthews has served as Chairman of the board of directors of Biltmore Bank of Arizona since June 2003. Mr. Matthews served in various capacities with Bank One, Arizona from 1992 until September 2002, most recently as vice chairman of the board of directors. Previously, Mr. Matthews served as Chairman of Security Pacific Bank of Arizona and as the President and Chief Executive Officer of Arizona Bank.

     Our Board Of Directors recently adopted corporate governance guidelines. Among other things, these guidelines provide that generally directors will be subject to mandatory retirement after reaching the age of 75. The Nominating/Corporate Governance Committee of the Board of Directors requested Mr. Bauman, and he agreed, to stand for reelection as a director.

Information Relating to Corporate Governance and the Board of Directors

     Our Board of Directors held seven meetings during the fiscal year ended September 30, 2003. Each of our directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during fiscal 2003, and (ii) the total number of meetings held by all committees of our Board of Directors on which such person served during fiscal 2003. We encourage each of our directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of shareholders. Each member of our board of directors attended the 2003 annual meeting of shareholders.

     Our board of directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Baum, Bauman, Herberger, Matthews, and Robertson are independent directors, as “independence” is defined by the listing standards of the New York Stock Exchange, because they have no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) that precludes independence under the NYSE rules.

     We have three standing board committees: Audit, Compensation, and Nominating/Corporate Governance. Each of these committees consists entirely of independent directors. The Board of Directors has adopted charters for each of these committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.action-performance.com, the charters of our Audit, Compensation, and Nominating/Corporate Governance Committees; our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or New York Stock Exchange regulations. We will provide a printed copy of these documents to any shareholder who requests such copies in writing. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

     We regularly schedule executive sessions at which non-management directors, all of whom are independent, meet without the presence or participation of management. The presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominating/Corporate Governance Committee.

     Interested parties may communicate with our board of directors or specific members of our board of directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of Action Performance Companies, Inc. to the attention of any specified individual director at the address listed herein. Any such letters are sent to the individual directors.

     The Audit Committee

     The purpose of the Audit Committee is to assist our Board of Directors in the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditors and internal audit function. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee currently consists of Messrs. Robertson, Bauman, Matthews, and Herberger, each of whom is an independent director of our company under the New York Stock Exchange rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Robertson qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. The Audit Committee selects the independent certified public accountants to conduct the audit of the financial statements of our company; reviews the annual financial statements, any significant accounting issues, and the scope of the audit with our independent auditors; and discusses with the auditors any other audit-related matters that may arise during the year.

     The Compensation Committee

     The purpose and responsibilities of the Compensation Committee include reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and determining and approving the compensation level of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors with respect to, or, as directed by the Board of Directors, determines and approves, compensation of our other executive officers, incentive compensation plans, and equity-based plans. The Compensation Committee consists of Messrs. Baum, Matthews, and Robertson. During fiscal 2003, the Compensation Committee also performed the functions of the Senior Committee. The Senior Committee administers the discretionary program of our 1993 and 2000 Stock Option Plans with respect to grants of stock options and awards to officers of our company, directors who are employees of our company, and persons who own more than 10% of our issued and outstanding common stock. Messrs. Baum, Matthews, and Robertson also serve on the committee that administers our 1999 Employee Stock Purchase Plan. Mr. Martin administers our 1993 Stock Option Plan, our 1998 Stock Option Plan, and our 2000 Stock Option Plan with respect to employees who are not directors or officers of our company.

     The Nominating/Corporate Governance Committee

     The purpose and responsibilities of the Nominating/Corporate Governance Committee include the identification of individuals qualified to become board members, the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company, the oversight of the selection and composition of committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. The Nominating/Corporate Governance Committee consists of Messrs. Matthews, Baum, Herberger, and Robertson. The Nominating/Corporate Governance committee will consider persons recommended by shareholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominating/Corporate Governance Committee identifies and evaluates nominees for our board of directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominating/Corporate Governance Committee are independent, as that term is defined by the listing standards of the New York Stock Exchange.

Director Compensation and Other Information

     Employees of our company do not receive compensation for serving as members of our Board of Directors. Non-employee directors receive $1,000 per month and $l,000 for each board and committee meeting attended in person or by telephone. All directors are reimbursed for their expenses in attending meetings of our Board of Directors. Directors who are not employees of our company are eligible to receive stock options pursuant to the 2000 Stock Option Plan. Non-employee directors also are eligible to receive other grants of stock options or awards pursuant to the discretionary program of the 2000 Stock Option Plan.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table sets forth certain information concerning the compensation for the fiscal years ended September 30, 2001, 2002, and 2003 earned by our Chief Executive Officer and by our other executive officers whose cash salary and bonus exceeded $100,000 during fiscal 2003.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation

				Awards

	Annual Compensation			Securities Underlying
					All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Options(#)	Compensation (3)

Fred W. Wagenhals	2003	$775,000	$250,000	100,000 (4)	$4,000
Chairman of the Board, President,	2002	$750,000	$1,117,500	100,000	$4,000
and Chief Executive Officer	2001	$600,000	$1,000,000	300,000	$400

R. David Martin	2003	$390,000	$150,000	75,000 (5)	$3,600
Chief Financial Officer, Secretary,	2002	$350,000	$521,500	75,000	$4,000
Treasurer, and Director	2001	$210,000	$500,000	150,000	$2,826

Melodee L. Volosin	2003	$250,000	$100,000	55,000 (5)	$2,693
Executive Vice President – Sales	2002	$225,000	$335,250	50,000	$2,444
and Director	2001	$175,000	$250,000	90,000	$3,400

John S. Bickford, Sr.	2003	$250,000	$100,000	55,000 (5)	$3,750
Executive Vice President –	2002	$238,000	$335,250	50,000	$1,467
Strategic Alliances and Director	2001	$192,500	$250,000	75,000	$1,407

(1)	Messrs. Wagenhals, Martin, and Bickford and Ms. Volosin also received certain perquisites, the value of which did not exceed the lesser of $50,000 or 10% of their salary and bonus during any fiscal year listed.

(2)	Bonuses were paid following the end of fiscal 2003.

(3)	Amounts shown represent matching contributions we made to our 401(k) plan.

(4)	The exercise price of 5,675 of the stock options granted were equal to 110% of the fair market value of our common stock on the date of grant. The exercise prices of the remainder of the stock options granted were equal to the fair market value of our common stock on the date of grant.

(5)	The exercise price of the stock options granted were equal to the fair market value of our common stock on the date of grant.

Option Grants

     The following table provides information on stock options granted to the officers listed during the fiscal year ended September 30, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

			Percent of			Potential Realizable Value
	Number of		Total			at Assumed Annual Rates of
	Securities		Options			Stock Price Appreciation
	Underlying		Granted to	Exercise		For Option Term (1)
	Options		Employees in	Price	Expiration
Name	Granted		Fiscal Year	Per Share	Date	5%	10%

Fred W. Wagenhals	94,325	(2)	13.8%	$17.62	1/31/13	$1,045,227	$2,648,810
	5,675	(3)	*	$19.39 (5)	1/31/13	$69,202	$175,373

R. David Martin	75,000	(4)	11%	$17.62	1/31/13	$831,084	$2,106,131

Melodee L. Volosin	55,000	(4)	8%	$17.62	1/31/13	$609,462	$1,544,496

John S. Bickford, Sr.	55,000	(4)	8%	$17.62	1/31/13	$609,462	$1,544,496

*	Less than 1%

(1)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

(2)	Of these options, 33,333 vest and become exercisable on each of January 31, 2004 and 2005, and 27,659 of the options vest and become exercisable on January 31, 2006.

(3)	The options vest and become exercisable on January 31, 2006.

(4)	One-third of the options vest and become exercisable on each of January 31, 2004, 2005, and 2006.

(5)	The exercise price of the stock options was equal to 110% of the fair market value of our common stock on the date of grant.

Fiscal 2003 Option Exercises and Year-end Option Values

     The following table provides information on options exercised in fiscal 2003 by the officers listed and the value of each such officer’s unexercised options as of September 30, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the Money Options
	Shares		at Fiscal Year-End		at Fiscal Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Fred W. Wagenhals	—	$—	363,332	266,668	$3,518,576	$2,050,130
R. David Martin	—	$—	174,999	175,001	$2,338,278	$1,205,597
Melodee L. Volosin	5,000	$74,313	108,892	118,335	$963,443	$505,710
John S. Bickford, Sr.	43,334	$779,098	66,666	113,335	$185,903	$771,110

(1)	Calculated based upon the closing price of our common stock as reported on the New York Stock Exchange on September 30, 2003 of $24.44 per share. The exercise prices of certain of the options held by our executive officers on September 30, 2003 were greater than $24.44 per share.

Employment and Separation Agreements

     We have an employment agreement with Fred W. Wagenhals that provides for him to serve as our Chairman of the Board, President, and Chief Executive Officer. The employment agreement has an initial term through July 31, 2005, and automatically renews for successive one-year periods unless either party terminates by giving the other party at least 60 days’ written notice.

     The employment agreement provides for Mr. Wagenhals to receive a base salary of $600,000 per annum, subject to increase by our Board of Directors. The employment agreement also provides that Mr. Wagenhals will be eligible to receive a discretionary bonus in an amount determined by a committee of our Board of Directors consisting entirely of independent directors. In addition, the employment agreement generally requires us to

•	reimburse Mr. Wagenhals for any and all necessary, customary, and usual expenses incurred in connection with our business and his duties under his employment agreement;

•	include Mr. Wagenhals in all stock option and comparable programs available to our executives; and

•	provide such other benefits that we make generally available to all of our executive employees on a non-discriminatory basis.

     The employment agreement provides for Mr. Wagenhals to receive his fixed compensation and other amounts due to the date of termination of his employment by reason of death. In the event that Mr. Wagenhals becomes disabled, we will continue to pay Mr. Wagenhals’ base salary and other compensation for a period of 12 months from the date of his absence due to the disability. If Mr. Wagenhals terminates his employment with “good reason,” as defined in the employment agreement, or if we terminate the employment agreement without cause, as defined in the employment agreement, he will receive his base salary, continuation of benefits, and other compensation for a period of three years after the effective date of the termination. We may terminate Mr. Wagenhals’ employment for cause at any time during the term of the employment agreement.

     In the event of a “change of control” of our company (as defined in the employment agreement), Mr. Wagenhals will be entitled to terminate his employment and receive his base salary, continuation of benefits, and other compensation for a period of three years after the effective date of the termination. The employment agreement also contains provisions that prohibit Mr. Wagenhals from competing with us for a period of 12 months after the termination of his employment with our company.

     We have no written employment contracts with any of our other executive officers or directors. We offer our employees, including officers, medical and life insurance benefits. Our executive officers and other key personnel are eligible to receive profit sharing distributions and discretionary bonuses and to receive stock options under our stock option plans.

401(k) Profit Sharing Plan

     We have established a defined contribution plan that qualifies as a cash or deferred profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Under the 401(k) plan, participating employees may defer all or a portion of their pre-tax compensation, subject to the maximum allowed under the Internal Revenue Code. Effective October 1, 2003, we contribute $1.00 for each dollar contributed by the employee, up to a maximum contribution of 3% of the employee’s defined compensation, and $.50 of each dollar contributed by the employee between 3% and 5% of the employee’s defined compensation. During fiscal 2003, we contributed $0.50 for each dollar contributed by the employee, up to the maximum of 2% of the employee’s defined compensation. In addition we may make an employer profit sharing contribution in such amounts as may be determined by our board of directors.

1993 Stock Option Plan

     Our 1993 Stock Option Plan, as amended, provides for the granting of options to acquire common stock as well as stock-based awards, as described below. The plan terminated on September 24, 2001. As a result, we will no longer grant any awards under the plan, but outstanding options or awards as of that date will not be affected by virtue of the plan’s expiration. A total of 2,750,000 shares of common stock was reserved for issuance under the 1993 Plan. As of September 30, 2003, we had issued an aggregate of 2,341,959 shares of common stock upon exercise of options granted pursuant to the plan, and there were outstanding options to acquire 315,001 shares of common stock under the plan.

     Options and awards were granted only to persons who at the time of grant were either (a) key personnel, including officers and directors of our company or our subsidiaries, or (b) consultants and independent contractors who provided valuable services to our company or to our subsidiaries. Options that are incentive stock options were only granted to employees of our company or our subsidiaries. To the extent that granted options were incentive stock options, the terms and conditions of those options were consistent with the qualification requirements set forth in the Internal Revenue Code.

     Options were granted for terms of up to ten years and become exercisable in whole or in one or more installments at such time as determined upon the grant of the options. To exercise an option, the optionholder will be required to deliver to us full payment of the exercise price of the shares as to which the option is being exercised.

1998 Non-Qualified Stock Option Plan

     Under our 1998 Non-Qualified Stock Option Plan, our Board of Directors from time to time may grant to key employees of our company, other than directors or executive officers, non-statutory options to purchase shares of our common stock. The exercise price, term, vesting conditions, and other terms for all options granted under the plan will be determined at the time of grant by our Board of Directors or a board committee appointed to administer the plan. A total of 500,000 shares of common stock may be issued pursuant to the plan. As of September 30, 2003, we have issued an aggregate of 198,994 shares of common stock upon exercise of options granted pursuant to the plan; there were outstanding options to acquire 86,003 shares of common stock; and an additional 215,003 shares remained available for grant. The plan expires in 2008.

2000 Stock Option Plan

     Our Board of Directors adopted and our shareholders approved our 2000 Stock Option Plan during 2000 and our Board of Directors amended and our shareholders approved the amendment to the plan in 2001 and 2002, respectively. The plan is intended to attract, retain, and motivate directors, employees, and independent contractors who provide valuable services to our company by providing them with the opportunity to acquire a proprietary interest in our company and to link their interests and efforts to the long-term interests of our shareholders.

     The plan currently authorizes the issuance of a number of shares equal to 13% of our issued shares of common stock, up to a maximum of 3,000,000 shares. If the number of shares of common stock increases in the future, the number of shares authorized for issuance under the plan will automatically increase by 13% of such increases. Pursuant to this calculation, as of September 30, 2003 there were 2,400,299 shares reserved for issuance under the plan. As of that date, we have issued an aggregate of 456,077 shares of common stock upon exercise of options granted pursuant to the plan; there were outstanding options to purchase 1,821,669 shares of common stock; and an additional 122,553 shares remained available for grant.

     Options granted under the plan may be either incentive stock options, as defined under the Internal Revenue Code, or nonqualified options. The expiration date, maximum number of shares purchasable, vesting provisions, and any other provisions of options granted under the plan will be established at the time of grant. The plan administrator will set the term of each option, but no options may be granted for terms of greater than ten years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the plan administrator. Any unvested options will automatically vest and become exercisable upon a change of control of our company.

Employee Stock Purchase Plan

     During 1999, our Board of Directors adopted and our shareholders approved our 1999 Employee Stock Purchase Plan, or ESPP. The ESPP is intended to provide an opportunity for our employees to acquire a proprietary interest in our company by purchasing shares of our common stock through voluntary payroll deductions. Under the ESPP, eligible employees may purchase shares of our common stock at a purchase price per share equal to the lower of (a) 85% of the closing price of our common stock on the offering commencement date, or (b) 85% of the closing price of our common stock on the offering termination date. The purchase price is to be paid through periodic payroll deductions not to exceed 15% of the participant’s earnings during each six-month offering period. An employee may not participate in the ESPP if the purchase would cause him or her to own 5% or more of our company’s combined voting power or value of our common stock. Also, no participant may purchase more than $25,000 worth of common stock annually.

     The ESPP provides for successive six-month offering periods. In each of the nine years beginning on February 1, 2000 and ending on January 31, 2009, there will be two six-month offerings commencing on February 1 and August 1 of each year and ending on the following July 31 or January 31, respectively.

     We originally reserved 200,000 shares of our common stock for issuance under the ESPP. That number will automatically increase on the first day of each fiscal year beginning with the fiscal year beginning on October 1, 2001. The annual increase will be equal to the lesser of (a) 200,000 shares or (b) 1% of our outstanding shares on the last day of our prior fiscal year. Our Board of Directors may reduce the number of shares to be automatically added if the directors determine that the automatic increase will be too large relative to the anticipated number of share purchases under the ESPP. Under this formula, we currently have reserved for issuance 733,117 shares of our common stock under the ESPP, and a maximum of 1,800,000 shares of common stock may be issued under the ESPP.

     The purchase right of a participant will terminate automatically in the event the participant ceases to be an employee of our company or one of our subsidiaries, and any payroll deductions collected from such individual during the six-month period in which such termination occurs will be refunded. However, in the event of the participant’s disability or death, such payroll deductions may be applied to the purchase of the common stock on the next purchase date.

Limitation of Directors’ Liability; Indemnification of Directors, Officers, Employees, and Agents

     Our Articles of Incorporation eliminate the personal liability of any director of our company to us or our shareholders for money damages for any action taken or failure to take any action as a director of our company, to the fullest extent allowed by the Arizona Business Corporation Act. Under the Business Corporation Act, directors of our company will be liable to our company or our shareholders only for (a) the amount of a financial benefit received by the director to which the director is not entitled; (b) an intentional infliction of harm on our company or our shareholders; (c) certain unlawful distributions to shareholders; and (d) an intentional violation of criminal law. The effect of these provisions in the articles is to eliminate the rights of our company and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover money damages from a director for all actions or omissions as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) through (d) above. These provisions do not limit or eliminate the rights of our company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

     Our Articles of Incorporation require us to indemnify and advance expenses, to the fullest extent allowed by the Business Corporation Act, to any person who incurs liability or expense by reason of such person acting as a director of our company. This indemnification is mandatory with respect to directors in all circumstances in which indemnification is permitted by the Business Corporation Act, subject to the requirements of the Business Corporation Act. In addition, we, in our sole discretion, may indemnify and advance expenses, to the fullest extent allowed by the Business Corporation Act, to any person who incurs liability or expense by reason of such person acting as an officer, employee, or agent of our company, except where indemnification is mandatory pursuant to the Business Corporation Act, in which case we are required to indemnify such persons to the fullest extent required by the Business Corporation Act.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options or warrants under our 1993 Stock Option Plan, 1998 Non-Qualified Stock Option Plan, 2000 Stock Option Plan, and other equity compensation plans as of September 30, 2003.

			(c)
			Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants, and Rights	Warrants, and Rights	Column (a))

Equity Compensation Plans Approved by Stockholders	2,136,670	$20.79	122,553
Equity Compensation Plans Not Approved by Stockholders	486,003	$22.55	215,003

Total	2,622,673	$21.11	337,556

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Tod Wagenhals, the son of Fred Wagenhals, serves as an independent commissioned representative of our company. Under this arrangement, we paid to Tod Wagenhals commissions of approximately $274,000 during fiscal 2003.

     John Bickford, Jr., the son of John Bickford, Sr., is employed by our company as a salesperson. During fiscal 2003, we paid John Bickford, Jr. salary and bonuses of approximately $69,000.

     In addition, Jeff Gordon is the stepson of John Bickford, Sr. We make payments to entities related to Jeff Gordon pursuant to license and other agreements, the terms of which are substantially similar to those with other NASCAR drivers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

     Our Board of Directors has appointed a Compensation Committee, consisting of three independent members of our Board of Directors, which makes decisions on the compensation of our executive officers. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with our company’s values and is aligned with our company’s business strategy and goals. The Compensation Committee held two meetings during fiscal 2003.

     Our compensation program for executive officers consists primarily of base salary, annual bonuses, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, that generally are available to all of our employees.

     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on our financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building shareholder value. Stock option grants are intended to result in minimal or no rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our shareholders in general benefit from stock price appreciation.

Base Salary

     Base salaries for executive positions are established relative to our financial performance and the responsibilities of each executive. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Compensation Committee also takes into account individual experience and performance, salary levels relative to other positions within our company, and specific needs particular to our company.

     The Compensation Committee reviews salaries recommended by our Chief Executive Officer and Chief Financial Officer for executive officers other than the Chief Executive Officer and the Chief Financial Officer. In formulating these recommendations, the Chief Executive Officer and Chief Financial Officer consider our overall performance. Final decisions on any adjustments to the base salary for executives other than the Chief Executive Officer and Chief Financial Officer are made by the Compensation Committee. The Compensation Committee’s evaluation of the recommendations by the Chief Executive Officer and Chief Financial Officer considers the same factors outlined above and is subjective, with no particular weight assigned to any one factor. After reviewing the recommendations, the Compensation Committee approved base salaries for all executive officers effective October 1, 2003.

Annual Discretionary Bonuses

     Our Annual Incentive Plan, as approved by shareholders in March 2002, promotes our pay-for-performance philosophy by providing for the awarding of bonuses to our executive officers based on achieving certain pre-established performance criteria. Executive officers selected to participate in the plan will be notified in writing and will be apprised of the performance measures, performance goals, and related award opportunities for the relevant fiscal year as soon as practicable. The Compensation Committee may establish one or more performance measures that a participant must achieve in order for that participant to receive any portion of his or her award payment for the fiscal year. The Compensation Committee may use various performance measures, applied individually or in tandem, to determine award payments under the plan, including the following: operating margin, operating margin improvement, inventory management, net revenue growth, asset turnover, cash flow, earnings per share, economic value added, cash-flow return on investment, expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income (before or after taxes), return on assets, return on equity, return on investment, return on sales, revenue, and total shareholder return. Prior to the beginning of each fiscal year, or as soon as practicable thereafter, the Compensation Committee will establish the target awards that correspond to various levels of achievement of the pre-established performance measures. The target awards will be established as a percentage of each participant’s base salary. For fiscal 2003, the Compensation Committee established the target awards relating to revenue, net income per share, gross margins, and free cash flow for each executive in an amount not to exceed 40% of the respective executive’s base salary. The Compensation Committee may establish minimum levels of performance goal achievement, below which no payouts of any final awards will be made to any participant. In the event a participant changes job description during the fiscal year, the Compensation Committee may adjust that participant’s target award to reflect the performance at each job level during the fiscal year.

Stock Option Grants

     We strongly believe in utilizing grants of stock options to tie executive rewards directly to our long-term success and increases in shareholder value. Stock option grants also will enable our executives to develop and maintain a significant ownership position in our common stock. The amount of options granted takes into account options previously granted to an individual. During fiscal 2003, we granted options to acquire an aggregate of 684,500 shares of common stock to certain key employees of our company. These option grants included options to acquire 100,000, 75,000, 55,000, and 55,000 shares of common stock to Messrs. Wagenhals, Martin, and Bickford and Ms. Volosin, respectively, at exercise prices ranging from $17.62 to $19.39 per share.

Other Benefits

     Executive officers are eligible to participate in benefit programs designed for all full-time employees of our company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

Chief Executive Officer and Chief Financial Officer Compensation

     The Compensation Committee considers the same factors as outlined above with respect to our other executive officers in determining the base salary, incentive bonus, and other compensation of Fred W. Wagenhals, our Chairman of the Board, President, and Chief Executive Officer, and R. David Martin, our Chief Financial Officer. Mr. Wagenhals’ compensation for fiscal 2003 was based on his employment agreement, our company’s Annual Incentive Plan, and other factors deemed relevant by the Compensation Committee. Mr. Martin’s compensation was based on the Annual Incentive Plan and other factors deemed relevant by the Compensation Committee. During the first quarter of fiscal 2004, we paid a discretionary bonus of $250,000 to Mr. Wagenhals and $150,000 to Mr. Martin reflecting their efforts on behalf of our company during a generally unfavorable business climate.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers unless it is performance-based and is paid under a plan satisfying the requirements of Section 162(m). Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee generally intends to ensure that our company’s executive compensation programs satisfy the requirements of Section 162(m).

     The members of the Compensation Committee of the Board of Directors of Action Performance Companies, Inc. have furnished this report.

December 20, 2003	Herbert M. Baum, Chairman
Robert L. Matthews
Lowell L. Robertson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 2003, our Compensation Committee consisted of Herbert M. Baum, Robert L. Matthews, and Lowell L. Robertson. None of such individuals had any contractual or other relationships with our company during such fiscal year except as directors.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

     Our Board of Directors has appointed an Audit Committee, consisting of four directors. All of the members of the Audit Committee are independent of our company and management, as independence is defined in applicable rules of the New York Stock Exchange and the Securities and Exchange Commission.

     The purpose of the Audit Committee is to assist the oversight of our Board of Directors of the integrity of the financial statement of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor and internal audit function. The primary responsibilities of the Audit Committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing our financial statements and expressing an opinion that the financial statements are in conformity with generally accepted accounting principles in the United States. Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the Securities and Exchange Commission, and amended rules of the New York Stock Exchange. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the independent auditors the auditors’ independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors.

     The Audit Committee discussed with our company’s independent auditor the overall scope and plans for the audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of the auditor’s examinations, its evaluation of our company, the internal controls, and the overall quality of the financial reporting. The Audit Committee held five meetings during fiscal 2003.

     Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

December 20, 2003	Lowell L. Robertson, Chairman
Edward J. Bauman
Robert L. Matthews
Roy A. Herberger, Jr.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms that we received during the fiscal year ended September 30, 2003, and written representations that no other reports were required, we believe that each person who at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

PERFORMANCE GRAPH

     The following line graph compares cumulative total shareholder returns for (a) our common stock; (b) the Standard & Poor’s SmallCap 600 Index; and (c) the Russell 2000 Index. At this time, we do not believe we can reasonably identify an industry peer group. We have instead selected the Russell 2000, which includes companies with similar market capitalizations to ours, as a comparative index for purposes of complying with certain requirements of the SEC.

     The graph assumes an investment of $100 in each of our common stock, the SmallCap 600, and the Russell 2000 of $100 on September 30, 1998. The graph covers the five-year period from October 1, 1998 through the fiscal year ended September 30, 2003. The calculation of cumulative shareholder return for the SmallCap 600 and the Russell 2000 assumes the reinvestment of dividends. The calculation of cumulative shareholder return on our common stock assumes the reinvestment of dividends into additional shares of our common stock at the same frequency with which dividends were paid on our common stock during fiscal 2003. The performance shown is not necessarily indicative of future performance.

	Cumulative Total Return

	1998	1999	2000	2001	2002	2003

Action Performance Companies, Inc.	$100.00	$78.01	$12.73	$67.44	$95.19	$91.30
S & P Small Cap 600	$100.00	$117.54	$145.95	$130.46	$128.12	$162.53
Russell 2000	$100.00	$119.07	$146.92	$115.76	$104.99	$143.32

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS,
AND OFFICERS

     The following table sets forth certain information regarding the shares of our outstanding common stock beneficially owned as of January 16, 2004 by (1) each director; (2) the executive officers set forth in the Summary Compensation Table under the section entitled “Executive Compensation;” (3) all of our directors and executive officers as a group; and (4) each other person who is known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned

Name of Beneficial Owner(1)	Number(2)		Percent(2)

Directors and Executive Officers:
Fred W. Wagenhals	2,310,265	(3)	12.3%
R. David Martin	260,747	(4)	1.4%
Melodee L. Volosin	170,133	(5)	*
John S. Bickford, Sr.	151,666	(6)	*
Edward J. Bauman	55,000	(7)	*
Herbert M. Baum	28,000	(8)	*
Lowell L. Robertson	28,500	(9)	*
Robert L. Matthews	19,300	(10)	*
Roy A. Herberger, Jr.	20,300	(11)	*
All directors and executive officers as a group (nine persons)	3,043,911		15.6%
Non-management 5% Shareholders:
Lisa K. Wagenhals	1,813,600	(12)	9.9%
FMR Corp.	1,998,300	(13)	10.9%
Strong Capital Management, Inc.	1,859,655	(14)	10.2%
Lord Abbett & Co.	1,228,136	(15)	6.7%
Putnam Investments	981,552	(16)	5.4%

*	Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him or her, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each person may be reached at 1480 South Hohokam Drive, Tempe, Arizona 85281.

(2)	The percentages shown are calculated based upon 18,294,844 shares of common stock outstanding on January 16, 2004. The numbers and percentages shown include the shares of common stock actually owned as of January 16, 2004 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of January 16, 2004 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Represents 1,813,600 shares of common stock and vested options to acquire 496,665 shares of common stock. Mr. Wagenhals shares voting and dispositive power with his spouse with respect to the 1,813,600 shares of common stock. See footnote 12.

(4)	Includes 414 shares of common stock issuable upon conversion of subordinated notes and 258,333 shares of common stock issuable upon exercise of stock options.

(5)	Represents 4,574 shares of common stock held in trust and includes 165,559 shares of common stock issuable upon exercise of stock options.

(6)	Includes 118,333 shares of common stock issuable upon exercise of stock options.

(7)	Includes 54,000 shares of common stock issuable upon exercise of stock options.

(8)	Represents shares of common stock issuable upon exercise of stock options.

(9)	Represents 500 shares of common stock held in trust and includes 28,000 shares of common stock issuable upon exercise of stock options.

(10)	Represents 1,300 shares of common stock held in trust and includes 18,000 shares of common stock issuable upon exercise of stock options.

(11)	Includes 20,000 shares of common stock issuable upon exercise of stock options.

(12)	Represents 1,813,600 shares of common stock over which Ms. Wagenhals shares voting and dispositive power with Fred W. Wagenhals.

(13)	Represents 1,998,300 shares of common stock beneficially owned by FMR Corp. or various of its subsidiaries. FMR Corp., or various of its subsidiaries, have sole power to vote 172,700 of such shares and sole power to dispose of all of such shares. The information is based on a Schedule 13G filed with the Securities and Exchange Commission on December 10, 2003. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(14)	Represents 1,859,655 shares of common stock beneficially owned by Strong Capital Management, Inc. Strong Capital has shared voting power over 1,768,990 of such shares, and shared dispositive power over 1,859,655 of such shares. Strong Capital holds such shares on behalf of its clients, who have the right to receive or the power to direct the receipt of dividends from such shares or the proceeds from the sale of such shares. The address of Strong Capital is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.

(15)	Represents 1,228,136 shares of common stock beneficially owned by Lord, Abbett & Co. Lord Abbett & Co. has sole voting and dispositive power over all such shares. The address of Lord Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302.

(16)	Represents 981,552 shares of common stock beneficially owned by Putnam Investments and certain of its affiliates. Putnam has shared voting power over 249,650 of such shares and shared dispositive power over 981,552 of such shares. Putnam and certain of its affiliates own such shares as investment advisors on behalf of their clients. The address of Putnam Investments is One Post Office Square, Boston, Massachusetts 02109.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     On March 18, 2002, we dismissed Arthur Andersen LLP as our independent public accountants. The decision to change our accounting firm was recommended and approved by the Audit Committee of our Board of Directors and approved by the Board of Directors. During the fiscal year ended September 30, 2001, and the subsequent interim reporting periods from September 30, 2001, through and including the termination date of March 18, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events as defined in Regulation S-K Item 304(a)(1)(v). The report of Arthur Andersen LLP on our financial statements for the fiscal year ended September 30, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     We engaged PricewaterhouseCoopers LLP as our new independent public accountants as of March 22, 2002. We had not consulted with PricewaterhouseCoopers LLP during the fiscal year ended September 30, 2001, or during the subsequent period through and including the date of its engagement on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion PricewaterhouseCoopers LLP might issue on our financial statements. We requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen LLP agrees with the above statements made by us. A copy of this letter addressed to the Securities and Exchange Commission, dated March 22, 2002, is filed as Exhibit 16 to our Current Report on Form 8-K dated March 18, 2002.

     We have appointed PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending September 30, 2004, and recommend that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     Aggregate fees billed to our company for the fiscal years ended September 30, 2003 and 2002 by our principal accounting firm, PricewaterhouseCoopers LLP, are as follows:

	2002	2003

Audit Fees	$385,325	$375,351
Audit-Related Fees	$10,070	$10,000
Tax Fees	$41,000	$64,066
All Other Fees	$—	$—

Audit Committee Pre-Approval Policies

     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Board or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent audit to management.

     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

     All of the services provided by PricewaterhouseCoopers LLP described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals that are intended to be presented by such shareholders at our annual meeting of shareholders to be held during calendar 2005 must be received by us no later than September 28, 2005 in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2004, except in circumstances where (a) we receive notice of the proposed matter no later than December 12, 2005, and (b) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

Dated: January 20, 2004

APPENDIX A

ACTION PERFORMANCE COMPANIES, INC. (the “Company”)
AUDIT COMMITTEE CHARTER

Purpose

     The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.	To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of the following:

               (a)     The integrity of the Company’s financial statements.

               (b)     The Company’s compliance with legal and regulatory requirements.

               (c)     The independent auditor’s qualifications and independence.

               (d)     The performance of the Company’s internal audit function and independent auditor.

3.	To prepare an audit committee report as required by the SEC rules to be included in the Company’s annual proxy statement.

Composition

     The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934 adopted pursuant to the Sarbanes-Oxley Act. No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by way of being an officer or owning more than 10 percent of the Company’s voting securities. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors (1) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (2) discloses such determination in the Company’s annual proxy statement.

Qualifications

     All members of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors (or must become financially literate within a reasonable period of time after his or her appointment). In addition, at least one member must have accounting or related financial management expertise, as such qualifications are interpreted by the Board of Directors in its business judgment, or be an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

Appointment and Removal

     The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

     The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or all members of the Committee may participate in a meeting of the Committee by means of a conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

     All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

     As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, and the independent auditor to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee shall be given full access to the Company’s internal audit group, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

     Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. It also is the job of the CEO and senior management, rather than that of the Committee, to assess and manage the Company’s exposure to risk.

Documents/Reports Review

1.	Discuss with management and the independent auditor, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.	Discuss with management and the independent auditor, prior to the Company’s filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.	Discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided and the type of presentations made to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4.	Discuss with management and the independent auditor the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.	Directly appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with such independent auditor.

6.	Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreement between management and the auditor regarding financial reporting.

7.	Pre-approve all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor for the Company. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the

Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.	To the extent deemed appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised any such delegation must report any such pre-approval decision to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.	Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.	Inform each accounting firm performing work for the Company that such firm shall report directly to the Committee.

11.	Review and evaluate, at least annually, the qualifications, performance, and independence of the independent auditor, including the lead audit partner. In conducting its review and evaluation, the Committee should do the following:

(a)	At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) the auditor’s independence and all relationships between the independent auditor and the Company.

(b)	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring audit partner, and any other active audit engagement team partner, and consider whether there should be regular rotation of the audit firm itself.

(c)	Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.

(d)	Take into account the opinions of management and the Company’s internal auditor (or other personnel responsible for the internal audit function) in assessing the qualifications, performance, and independence of the independent auditor.

Financial Reporting Process

12.	In consultation with the independent auditor, management, and the internal auditor, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, whether raised by management, the internal auditor, or the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management, including any “management” letter or schedule of unadjusted differences.

13.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.	Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15.	Advise management, the internal audit department, and the independent auditor that they are expected to provide the Committee a timely analysis of any significant financial reporting issues and practices.

16.	Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

17.	Request the internal auditor to provide the Committee with summaries and, as appropriate, the significant reports to management prepared by the internal auditor and any management responses thereto.

18.	Review the form of the opinion the independent auditor proposes to render.

19.	Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function.

Legal Compliance/General

20.	Review periodically, with the Company’s legal counsel, any significant legal, compliance, or regulatory matters that may have a material effect on the Company’s financial statements or the

Company’s business or compliance policies, including material notices or inquiries from governmental agencies.

21.	Inquire of management regarding the existence of any significant deficiencies and major weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to affect the Company’s ability to record, process, summarize, and report information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

22.	Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

23.	Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

24.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

25.	Prepare an audit committee report as required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

26.	Report regularly to the full Board of Directors. In this regard, the Committee will review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

27.	The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

28.	Maintain minutes or other records of meetings and activities of the Committee.

Committee Functioning

     In conjunction with the Nominating/Corporate Governance Committee of the Board of Directors, the Committee will give consideration to the qualifications and criteria for membership of the Committee; the appointment and removal of members of the Committee; and the structure and operations of the Committee.

Annual Performance Evaluation

     The Committee will perform a review and evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this Charter. In addition, the Committee will review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee will conduct such evaluations and reviews in such manner as it deems appropriate.

Limitation of Audit Committee’s Role

     With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including the internal audit staff, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

ACTION PERFORMANCE COMPANIES, INC.

2004 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company, each dated January 20, 2004, and hereby appoints Fred W. Wagenhals and R. David Martin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of ACTION PERFORMANCE COMPANIES, INC., to be held on Friday, March 5, 2004, at 9:00 a.m., local time, at the Sheraton Phoenix Airport Hotel, 1600 South 52nd Street, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
ACTION PERFORMANCE COMPANIES, INC.
March 5, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

FOR EACH OF THE MATTERS SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS:

☐ FOR all nominees	☐ WITHHOLD AUTHORITY for all nominees	☐ FOR ALL EXCEPT (See instructions below)

Nominees:	☐ Fred W. Wagenhals
☐ R. David Martin
☐ Melodee L. Volosin
☐ John S. Bickford, Sr.
☐ Herbert M. Baum
☐ Edward J. Bauman
☐ Roy A. Herberger, Jr.
☐ Robert L. Matthews
☐ Lowell L. Robertson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

and upon such matters that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

     To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.